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                                                                    EXHIBIT 23.5

                         [CHESTERTON PETTY LETTERHEAD]

Our Ref CV/CC/CL/vrc/ 00-0590



October 3, 2000


China Mobile (Hong Kong) Limited (the "Company")
60/F., The Center
99 Queen's Road Central
Hong Kong


Dear Sirs


We hereby consent to the references to our name in the Prospectus included in the Registration Statement on Form F-3 filed by the Company with the United States Securities and Exchange Commission on October 4, 2000.


Yours faithfully
For and on behalf of
Chesterton Petty Limited


/s/ CHARLES C K CHAN
Charles C K Chan
MSc ARICS FHKIS MCIArb RPS(GP)
Executive Director